EXHIBIT 99.3

To 8-K dated July 30, 2007

Seacoast Banking Corporation of Florida

Second Quarter 2007 Financial Highlights

Cautionary Notice Regarding Forward-Looking Statements

This discussion and analysis contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.  The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2006 under “Special Cautionary Notice Regarding Forward-Looking Statements,” and otherwise in our SEC reports and filings.  Such reports are available upon request from Seacoast, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

Capitalizing on Market Disruption

Treasure Coast Market

	Martin		St. Lucie		Indian River		Total Offices
	Deposits	Offices	Deposits	Offices	Deposits	Offices
Seacoast	755,626	11	285,461	7	230,440	8	26
National City	383,569	8	883,844	11	37,513	6	25
Wachovia	533,193	10	500,517	7	1,383,533	10	27
Bank of America	558,301	10	432,575	8	364,071	6	24
SunTrust	139,616	3	295,704	5	251,832	6	14
Riverside	151,346	3	998,661	8	169,781	4	15
Alabama National	--		--		403,496	5	5

Over $1.3 billion in local community bank deposits will transfer to Cleveland

Source:  SNL Financial June 2006

Capitalizing on Market Disruption

Local Community Banks in Treasure Coast Market
	Deposits	Offices
Seacoast	1,271,527	26
Riverside	1,319,788	15
Gulfstream	268,166	2
Peoples Bank	134,523	3
First Bank of Indiantown	68,545	2
Marine Bank	89,754	2

Source:  SNL Financial June 2006

Quarterly Proforma Earnings

	2007
(Dollars in thousands, except per share data)	Q-1		Q-2

Net Income (GAAP)	$2,769	$0.14	$4,808	$0.25
Securities restructuring	3,297	0.18	--	--
Provision (recapture) for loan losses	(358)	(0.02)	753	0.04
Operating earnings pre-provision	$5,708	$0.30	$5,561	$0.29

Total Revenues

(Dollars in thousands)	QTR2 07	QTR1 07	Growth	% Growth

Net Interest Income	$ 21,468	$ 21,432	$ 36	0.2%
Noninterest Income	6,716	6,216	500	8.0
Total Revenues	$ 28,184	$ 27,648	$ 536	1.9%

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Dollars in Thousands; Excludes Provision for Loan Losses and Trading Account Profits

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Calculated on a Fully Taxable Equivalent Basis

Loan Growth

(Dollars in thousands)	Q2-2006	Q3-2006	Q4-2006	Q1-2007	Q2-2007
Loans, net of unearned income	$1,614,646	$1,656,061	$1,733,111	$1,743,294	$1,813,087

Commercial Lending Originations

(Dollars in thousands)	Q2-2006	Q3-2006	Q4-2006	Q1-2007	Q2-2007
Commercial Originations*	$106,000	$80,000	$140,000	$76,000	$151,000

*  Includes Commercial Real Estate

Deposit Mix

	QTR4 06	QTR1 07	QTR2 07
Demand	21%	21%	19%
Core *	66	65	66
Time Deposits > $100,000	13	14	15
Total	100%	100%	100%

*Includes Time Deposits < $100,000

Cost of Deposits

	Q3-05	Q4-05
Fed Funds Rate	3.75%	4.25%
Cost of Deposits	1.32%	1.54%

	Q1-06	Q2-06	Q3-06	Q4-06
Fed Funds Rate	4.75%	5.25%	5.25%	5.25%
Cost of Deposits	1.71%	1.99%	2.29%	2.54%

	Q1-07	Q2-07
Fed Funds Rate	5.25%	5.25%
Cost of Deposits	2.69%	2.88%

Average Earning Asset Growth

(Dollars in billions)	Q3-05	Q4-05
Average Earning Assets	$1.89	$1.97

(Dollars in billions)	Q1-06	Q2-06	Q3-06	Q4-06
Average Earning Assets	$1.98	$2.25	$2.18	$2.19

(Dollars in billions)	Q1-07	Q2-07
Average Earning Assets	$2.20	$2.10

Average loans represent 85% of earning assets at June 30, 2007, compared to 77% at December 31, 2006 and 63% at December 31, 2005

Net Interest Margin and Net Interest Income

(Dollars in thousands)	Q2-06	Q3-06	Q4-06	Q1-07	Q2-07
Net Interest Margin	4.29%	4.22%	3.95%	3.92%	4.09%
Net Interest Income	$24,030	$23,144	$21,846	$21,432	$21,468

Excludes Provision for Loan Losses; Calculated on a Fully Taxable Equivalent Basis using Amortized Cost

Service Area

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Seminole County

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Orange County

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Brevard County

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Indian River County

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Okeechobee County

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St. Lucie County

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Martin County

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Palm Beach County

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Broward County

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Hardee County

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Highlands County

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Desoto County

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Glades County

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Hendry County